EXHIBIT 23.1

                 CONSENT OF INDEPENDENT AUDITORS

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                 CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report
(Form 10-KSB) of Britton & Koontz Capital Corporation and Subsidiary of our report dated January 20, 1999, included in the 1998 Annual Report to Shareholders of Britton & Koontz Capital Corporation and Subsidiary.


\s\ May & Company


Vicksburg, Mississippi
March 24, 1998